[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 19, 2019

The Cushing® Renaissance Fund

8117 Preston Road, Suite 440

Dallas, Texas 75225

Re:	The Cushing® Renaissance Fund —

Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to The Cushing® Renaissance Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance by the Trust to holders of common shares of beneficial interest, par value $0.001 per share of the Trust (the “Common Shares”) of 7,805,143 transferable rights (the “Rights”) entitling the holders of such Rights to purchase, upon exercise of the Rights, up to an aggregate of 2,601,714 Common Shares (the “Shares”).

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)    the notification of registration on Form N-8A (File No. 811-22499) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on November 29, 2010;

(ii)    registration statement on Form N-2 (File Nos. 333-222383 and 811-22499) of the Trust relating to the Common Shares, filed with the Commission on December 29, 2017 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendment No. 1 and Post-Effective Amendments Nos. 1 through 3 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effect on April 12, 2019 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”), and Post-Effective Amendment No. 1 thereto proposed to be filed with the Commission as of the date hereof pursuant to Rule 462(d) of the Securities Act Rules and Regulations;

The Cushing® Renaissance Fund

June 19, 2019

(iii)    the prospectus and statement of additional information of the Trust, each dated April 12, 2019, in the form filed with the Commission on June 19, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations (such prospectus and statement of additional information being hereinafter referred to collectively as the “Base Prospectus”);

(iv)    the prospectus supplement, dated June 19, 2019 relating to the issuance of the Rights and the Shares, in the form filed with the Commission on June 19, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(v)    an executed copy of a certificate of Barry Y. Greenberg, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)    a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of June 19, 2019 and certified pursuant to the Secretary’s Certificate (the “Certificate of Trust”);

(vii)    a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of July 26, 2012 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii)    a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(ix)    copies of certain resolutions adopted by the Board of Trustees of the Trust (the “Board of Trustees”) on November 15, 2017, May 30, 2019 and June 7, 2019 relating to the registration of the Shares and related matters, certified pursuant to the Secretary’s Certificate;

(x)    a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi)    a form of subscription certificate evidencing the Rights (the “Subscription Certificate”), filed as an exhibit to the registration statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the

The Cushing® Renaissance Fund

June 19, 2019

originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Delaware, including the DSTA (all of the foregoing being referred to as “Opined on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    The Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA.

2.    The Shares issuable upon exercise of the Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when issued upon exercise of the Rights in accordance with the terms of the Subscription Certificate, registered in the share record books of the Trust and delivered upon payment of the agreed upon consideration therefor by the holders of Rights pursuant to the Subscription Certificate, the Shares will be validly issued and fully paid and nonassessable except as provided in Article VIII, Section 2 of the Declaration of Trust and except for the obligation of holders of the Shares to repay any funds wrongfully distributed to them.

We have assumed that the Certificate of Trust, the Declaration of Trust and the Bylaws constitute the only governing instruments, as defined in the DSTA, of the Trust and that the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust. Further, we have assumed that (a) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders that would result in the liquidation, dissolution or winding-up of the Trust, (b) no event has occurred that has adversely affected the good standing or full force and effect status, as applicable, of the Trust under the laws of its jurisdiction of organization, and the Trust has taken all actions required by the laws of its jurisdiction of organization to maintain such good standing or full force and effect status, as applicable, and (c) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust.

The Cushing® Renaissance Fund

June 19, 2019

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” in the prospectus forming part of the Registration Statement and “General Information—Legal Matters” in the statement of additional information forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP